Exhibit 10.4

MORTGAGE AND SECURITY AGREEMENT

THIS AGREEMENT is made this twenty-fifth day of June, 2008, by and between Action Products International, Inc., a Florida Corporation, whose address is 344 Cypress Road, Ocala, Florida 34472, (hereinafter called “Mortgagor”), and Presidential Financial Corporation, whose address is 1979 Lakeside Parkway Suite 400, Tucker, GA 30084 (hereinafter called “Mortgagee”).

W I T N E S S E T H:

Mortgagor, in consideration of the sum of Ten and No/100 Dollars ($10.00) and other valuable consideration to Mortgagor paid by Mortgagee, receipt whereof is hereby acknowledged, does hereby grant, bargain, sell, assign, transfer, convey and confirm unto Mortgagee the following property, situated in Marion County, Florida, described as:

See exhibit “A” attached

Together with all buildings, structures, and other improvements and all fixtures, furniture, and furnishings, equipment, carpeting, appliances, and all other personality now on such land or that may hereafter be erected or placed thereon or acquired therefor, including but not limited to, all heating, lighting, plumbing, ventilating, air conditioning, sprinkling, water and power systems, appliances and fixtures; and all substitutions and replacements thereof and all proceeds thereof, including insurance proceeds . The real and personal property described herein is sometimes hereafter collectively called “the property” or the “mortgaged property.”

Mortgagor also hereby grants, assigns, transfers, and conveys to Mortgagee all rents, issues, income and profits from the property, which are hereby specifically assigned and pledged to Mortgagee as Security for the payment of the debt herein referred to and Mortgagor’s performance of all of Mortgagor’s covenants and Agreements herein contained.

Mortgagor also hereby grants, assigns, transfers, and conveys to Mortgagee all and singular the ways, easements, riparian and other rights, and all tenements, hereditaments, and appurtenances belonging to the property or in anywise appertaining thereto.

Mortgagor hereby grants to Mortgagee a mortgage and security interest in all of the property described in this Agreement and in addition to the rights of a mortgagee, Mortgagee shall have all of the rights of a secured party under the Florida Uniform Commercial Code.

TO HAVE AND TO HOLD the above described property unto Mortgagee forever.

Mortgagor hereby covenants with Mortgagee that Mortgagor is indefeasibly seized with the absolute and fee simple title to the property; that Mortgagor has full power and lawful authority to sell, convey, assign, transfer, and mortgage the same; that it shall be lawful for Mortgagee at any time hereafter peaceably and quietly to enter upon, have, hold, and enjoy the property and every part thereof; that the property is free and discharged from all liens, encumbrances, and claims of every kind, except for all taxes and assessments not yet due and payable and governmental regulations.

Mortgagor covenants that Mortgagor, at Mortgagor’s own expense, will execute such other and further instruments and assurances to vest a first priority mortgage and security interest to the property in Mortgagee that may be requested by Mortgagee; and that Mortgagor will warrant and defend the title to the property unto Mortgagee against the lawful claims and demands of all persons whomsoever.

This mortgage, inter alia, is given to secure to Mortgagee payment of that certain promissory note in the amount of Two Million and No/100 Dollars ($2,000,000.00) by Mortgagor, accruing interest at the rate in said note on the principal amounts remaining from time to time unpaid (said note is incorporated herein by reference and hereinafter referred to as the “Note”). The Note is payable to the order of Mortgagee at:

1979 Lakeside Parkway Suite 400, Tucker, GA 30084

Until full payment of the Note or any extensions, renewals, modifications, or replacements thereof, in whole or in part, and until payment of all other indebtedness or liability that may become due or owing hereunder and secured hereby, if Mortgagor shall faithfully and promptly comply with and perform each every obligation herein on the part of Mortgagor to be compiled with and performed, then this agreement shall be void.

Mortgagor agrees that any additional sum or sums advanced by the then holder of the Note secured hereby to or for the benefit of Mortgagor or Borrower, whether such advances are obligatory or made at the option of Mortgagee, or otherwise, at any time within twenty (20) years from the date of this mortgage, with interest thereon at the rate agreed upon at the time of each additional loan or advance, shall be equally secured with and have the same priority as the original indebtedness secured hereby and all such sums shall be subject to all of the terms and provisions of this mortgage, whether or not such additional loan or advance is evidenced by a promissory note and whether or not identified by a recital that it is secured by this mortgage; provided that the aggregate amount of equity for the principal indebtedness outstanding at any one time shall not exceed the sum of $2,000,000.00, plus travel and expenses; and provided further that it is understood and agreed that this future advance provision shall not be construed to obligate Mortgagee to make any such additional loans or advances. It is further agreed that any additional note or notes executed and delivered under this future advance provision shall be included in the word “Note” wherever it appears in the context of this mortgage.

And Mortgagor hereby further covenants to the following obligations:

To pay, with interest and service charges, the Note and any extensions or renewals thereof, in whole or in part, and all other indebtedness or liability hereby secured, however created or evidenced, promptly when the same respectively becomes due; to pay and/or discharge any other amounts, indebtedness and/or liability that may in the future become due, owing or outstanding from Mortgagor to Mortgagee, however the same may be or may have been contracted, evidenced or accrued; to pay all taxes and assessments levied or assessed upon the property before the same become delinquent, and in no event to permit the property, or any part thereof, to be sold for nonpayment of taxes or assessments; to keep the property in good repair and to permit, commit or suffer no waste, impairment or deterioration thereof; to comply strictly with all laws and governmental regulations and rules affecting the property or its operation; and to pay all taxes that may be levied or assessed on this mortgage or the moneys secured hereby; to permit no mechanic’s or other liens arising either by contract or by law, to be created or rest upon all or any part of the property for ten days without the same being paid or released, and discharge of the property therefrom procured; and to pay all costs and expenses incurred or paid by Mortgagee in collecting the moneys hereby secured or in enforcing or protecting the rights and security of the Mortgagee hereunder, including reasonable attorney’s fees incurred out of court, at trial, on appeal, or in bankruptcy proceedings, in the event the mortgage and the note or other evidence of indebtedness or liability be placed in the hands of an attorney for collection.

Mortgagor further covenants to keep the building, structures and other improvements now or hereafter erected or placed on the premises and constituting a part of the mortgage security constantly insured against all loss or damage for the full insurable value of the property for fire, windstorm and extended coverage in insurance companies satisfactory to Mortgagee which policies shall provide for not less than ten days written notice of cancellation to Mortgagee, and to pay promptly all premiums for such insurance (with a copy to Mortgagee), the policies representing which shall be delivered to Mortgagee as additional security for the payment of the indebtedness and liability security hereby. All sums recoverable on any such insurance policies shall be made payable to Mortgagee by a loss payable clause satisfactory to Mortgagee. In the event any such insurance policy shall expire during the life hereof, Mortgagor agrees to procure and pay for renewal thereof, with the above requirements, replacing such expired policy, and deposit the same with Mortgagee, together with receipts showing payment in full of premiums therefor, ten days prior to the expiration date of such policy.

It is further covenanted the Mortgagee may (but shall not be obligated so to do) advance moneys that should have been paid by Mortgagor hereunder in order to protect the lien or security hereof, and Mortgagor agrees without demand to forthwith repay such money, which amount shall bear interest from the date so advanced until paid at the rate in the Note and shall be considered as so much additional indebtedness secured hereby; but no payment by Mortgagee of any such moneys shall be deemed a waiver of Mortgagee’s right to declare the principal sum due hereunder by reason of the default or violation of Mortgagor in any of the Mortgagor’s covenants hereunder.

The Mortgagor further covenants and agrees that a sale, transfer, assignment, or conveyance of all or any part of the legal or equitable title to the property or any part of or interest in the property, whether voluntarily or by operation of law shall not occur without the consent of Mortgagee.

Mortgagor further agrees not to create or permit the creation of any other mortgage, charge, lien or encumbrance against the mortgaged property without obtaining the written consent of Mortgagee. Mortgagor agrees that a default by Mortgagor in any term, covenant or provision of any mortgage, whether junior or senior to this Mortgage, that may now or hereafter encumber the mortgaged property, or any part hereof, shall constitute a default hereunder.

Mortgagor further agrees not to crate or permit the creation of any other mortgage, charge, lien, or encumbrance against the mortgaged property without obtaining the written consent of Mortgagee. Mortgagor further covenants that granting any extension or extensions of the time payment of any part of all of the total indebtedness or liability secured hereby, or taking other or additional security for payment thereof, shall not affect this mortgage or the rights of Mortgagee hereunder, or operate as a release from any liability upon any part of the indebtedness hereby secured under any covenant herein contained.

It is further stipulated and agreed by and between the parties that the Mortgagee shall have the right to exercise any option or privilege herein given or reserved and to enforce any duty of the Mortgagor at any time without further or other notice regardless of any prior waiver by Mortgagee or default of Mortgagor or delay by Mortgagee in exercising any right, option, or privilege or enforcing such duty of Mortgagor, and no waiver by Mortgagee of default of Mortgagor nor delay of Mortgagee in exercising any right, privilege or option or in enforcing any duty of Mortgagor shall be deemed, held, or construed to be a waiver of any of the terms or provisions of this mortgage or of any subsequent or continuing default.

The mortgagor further covenants and agrees to make all payments and perform all conditions and covenants called for in any prior mortgages now encumbering the property and in the event of default in any such payment or payments, conditions or stipulations, the Mortgagee, without waiving the option to foreclose, herein reserves the right to make such payments. Any and all such sums paid or expenses incurred on behalf of the Mortgagor, together with interest thereon from the date of payment at the rate of interest prescribed in the note underlying this mortgage, shall be added to the mortgage indebtedness and be secured by this mortgage.

It is further covenanted and agreed that if at any time in the opinion of Mortgagee a receivership may be necessary to protect the mortgaged property, or its rents, issues, profits, crops, or produce whether before or after maturity of the indebtedness hereby secured or at the time of or after the institution of suit to collect such indebtedness, or to enforce the mortgage, Mortgagee shall, as a matter of strict right and regardless of the value of the mortgage security for the amounts due hereunder or secured hereby, or of the solvency of any party bound for the payment of such indebtedness, have the right to the appointment on ex parte application, and without notice to anyone, by any Court having jurisdiction, of a receiver to take charge of, manage, preserve, protect, or operate the property.

It is further covenanted and made of the essence hereof that in case of default for ten (10) days in the performance of any of the covenants, agreements, terms, provisions, duties or obligations on the part of Mortgagor herein, on the part of the Borrower in the Note, or on the part of the Borrower or Mortgagor in any other instrument relating to or securing the Note, then it shall be optional with Mortgagee to consider all unmatured indebtedness or liability secured hereby, and accrued interest thereof, as immediately due and payable, without demand and without notice or declaration of said option, and Mortgagee shall have the right forthwith to institute proceedings to enforce the collection of all moneys secured hereby and/or to foreclose the lien hereof.

In the event that any of the covenants, agreements, terms, or provisions contained in the Note, this Mortgage or any other instrument relating to or securing the Note shall be invalid, illegal, or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein, in the Note, or in any other instrument relating to or securing the Note, shall be in no way affected, prejudiced, or disturbed thereby.

Notwithstanding any provision contained herein, the total liability of Borrower or Mortgagor for payment of interest including service charges, penalties and any other fees pursuant to the Note, this Mortgage or any other instrument relating to or securing the Note, shall not exceed the maximum amount of such interest permitted by applicable law to be charged, and if any payments by Mortgagor or Borrower include interest in excess of such maximum amount, Mortgagee shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto.

BORROWER AND LENDER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY BY EXECUTING THIS AGREEMENT OR ANY OTHER DOCUMENT IN CONNECTION HEREWITH, WAIVE THEIR RIGHTS TO A TRIAL BY JURY IN ANY ACTION, WHETHER ARISING IN CONTRACT OR TORT, BY STATUTE OR OTHERWISE, IN ANY WAY RELATED TO THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF EITHER PARTY, OR ANY OF THEM. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND NO WAIVER OR LENDER ENTERING INTO THIS AGREEMENT AND NO WAIVER OR LIMITATION OF LENDER’S RIGHT UNDER THIS PARAGRAPH SHALL BE EFFECTIVE UNLESS IN WRITING AND MANUALLY SIGNED ON LENDER’S BEHALF.

IN WITNESS WHEREOF, Mortgagors have executed this mortgage the 25th day of June, 2008.

Signed, sealed and delivered

in the presence of:

Action Products International, Inc., a Florida Corporation

/s/ Raymond Alberti	By:	/s/ Robert Burrows
Name printed: Raymond Alberti		Robert Burrows, Chief Financial Officer

/s/ Tomario Causey
Name printed: Tomario Causey

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